PBF Energy Announces Second Quarter 2023 Results and Declares Dividend of $0.20 per Share

•Second quarter income from operations of $1,389.2 million (excluding special items, second quarter income from operations of $403.7 million)
•Closed partnership with Eni Sustainable Mobility, received $845.6 million, including $431 million at closing in the second quarter and $414.6 million in the third quarter
•St. Bernard Renewables facility is operational with first products sold in July
•Repurchased over 11.3 million shares for approximately $440 million, from inception to date

PARSIPPANY, NJ - August 3, 2023 - PBF Energy Inc. (NYSE:PBF) today reported second quarter 2023 income from operations of $1,389.2 million as compared to income from operations of $1,706.6 million for the second quarter of 2022. Excluding special items, second quarter 2023 income from operations was $403.7 million as compared to income from operations of $1,784.2 million for the second quarter of 2022.

The company reported second quarter 2023 net income of $1,030.4 million and net income attributable to PBF Energy Inc. of $1,020.4 million or $7.88 per share. This compares to net income of $1,235.8 million, and net income attributable to PBF Energy Inc. of $1,203.7 million or $9.65 per share for the second quarter 2022. Non-cash special items included in the second quarter 2023 results, which increased net income by a net, after-tax benefit of $729.4 million, or $5.59 per share, primarily consisted of a gain resulting from the difference between the fair value of the consideration received, including the fair value of the Company's 50% interest in St. Bernard Renewables LLC ("SBR") and the carrying value of the related assets contributed. Adjusted fully-converted net income for the second quarter 2023, excluding special items, was $298.3 million, or $2.29 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net income of $1,329.2 million or $10.58 per share, for the second quarter 2022.

Matt Lucey, PBF Energy's President and CEO, said, “After the second quarter of 2023, PBF is now more than halfway through the second best financial year for the company. We are on pace to invest approximately $750 million dollars in our refining assets this year to ensure we can continue to safely and responsibly provide our essential products. PBF's financial condition has undergone a radical transformation and our efforts in that area are being recognized. The earnings of our refining business continue to support the strengthening of our balance sheet and the opportunity to generate long-term value for our shareholders.” Mr. Lucey continued, “In June, we completed the formation of the SBR equity investment and began our partnership with Eni.”
Mr. Lucey concluded, “Looking ahead, the balance between global refining capacity and refined product demand remains tight. We remain focused on ensuring that our refineries are safe, reliable and available to respond to market demands. PBF's path forward is bright and we are committed to generating long-term value for our investors through prudent capital allocation.”

PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.20 per share of Class A common stock on August 31, 2023, to holders of record at the close of business on August 17, 2023.

St. Bernard Renewables
On June 28, 2023, Eni Sustainable Mobility Spa and PBF announced the closing of the previously announced 50-50 partnership in SBR, an operating biorefinery co-located with PBF’s Chalmette Refinery in Louisiana. PBF’s affiliate contributed the biorefinery and other assets comprising the business to SBR and Eni Sustainable Mobility’s affiliate has committed to make capital reimbursements and contributions totaling $835 million to PBF, excluding contingent consideration, of which $431 million was paid at closing. In July 2023, SBR successfully completed and commenced operations of the pre-treatment unit (“PTU”). As a result, $414.6 million was paid to PBF on August 2, 2023, including $10.6 million of the $50 million in contingent consideration related to the startup of the PTU. Remaining elements of the contingent consideration will be paid by Eni Sustainable Mobility subject to the achievement of certain project milestones and performance criteria.

Strategic Update and Outlook
PBF remains committed to the safety and reliability of our operations. Through successful operational execution, the durable improvements and strength of our balance sheet are the next priorities. At quarter-end, we had approximately $1.5 billion of cash. Our net debt to capitalization remained, effectively, zero at the end of the second quarter. We reduced our outstanding environmental credit payables by approximately $250 million in the second quarter, approximately $570 million year-to-date, and expect to continue to reduce our environmental credit payables to more normalized levels over the next several quarters.

We remain active on our $1 billion share repurchase program. To date, we have repurchased approximately $440 million of equity, including approximately $100 million in the second quarter.

Our operational execution and balance sheet improvements have generated significant value for our investors in the near-term and, more importantly, demonstrate our commitment to fiscal discipline, long-term value and shareholder returns.

As always, the safety and reliability of our core operations are paramount. We continue investing in all our assets and expect full-year 2023 refining capital expenditures, excluding capital expenditures related to SBR, to be in the $750 million range.

The Renewable Diesel production unit ("RDU") and PTU of SBR project are currently operating. The PTU began supplying feedstocks to the RDU in July and our first renewable fuels were sold in the third quarter. Total direct capital costs for the SBR facility and related project infrastructure, excluding working capital, were approximately $700 million.

In 2023 to date, PBF has conducted extensive maintenance and multiple turnarounds across our refining system. Our goal is to sustain safe, reliable and environmentally responsible operations to supply the markets with our vital products. For the remainder of 2023, we will continue to execute our routine maintenance program and our remaining turnaround schedule is as follows, subject to change:

•West Coast - Torrance Hydrocracker (Spring), Torrance FCC/Alky (Fall)

Timing and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. Third quarter throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	Third Quarter 2023
	Low	High
East Coast	310,000	330,000
Mid-continent	150,000	160,000
Gulf Coast	170,000	180,000
West Coast	295,000	315,000
Total	925,000	985,000
Refining system full-year throughput is currently expected to be in the 915,000 to 975,000 barrel per day range. Guidance provided constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions, and company configuration. Year-to-date actual throughput and quarterly guidance should be used to adjust full-year expectations. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.

Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.

Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies. See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.

Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, August 3, 2023, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (877) 869-3847 or (201) 689-8261. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, the Company’s expectations with respect to SBR, including SBR plans, objectives, expectations and intentions with respect to future earnings and operations. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, regulatory approvals, changes in laws and other events that negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994

EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenues	$9,157.6	$14,077.7	$18,452.6	$23,219.4
Cost and expenses:
Cost of products and other	7,908.0	11,380.5	15,703.3	19,586.7
Operating expenses (excluding depreciation and amortization expense as reflected below)	597.0	637.6	1,378.4	1,258.0
Depreciation and amortization expense	142.2	120.1	284.1	238.4
Cost of sales	8,647.2	12,138.2	17,365.8	21,083.1
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	104.2	153.2	164.2	206.7
Depreciation and amortization expense	2.3	1.9	4.2	3.8
Change in fair value of contingent consideration, net	(16.6)	77.6	(32.9)	127.9
Gain on formation of SBR equity method investment	(968.9)	—	(968.9)	—
Loss (gain) on sale of assets	0.2	0.2	(1.4)	0.3
Total cost and expenses	7,768.4	12,371.1	16,531.0	21,421.8
Income from operations	1,389.2	1,706.6	1,921.6	1,797.6
Other income (expense):
Interest expense, net	(13.8)	(85.5)	(32.5)	(163.9)
Change in Tax Receivable Agreement liability	—	(267.2)	—	(286.5)
Change in fair value of catalyst obligations	0.5	7.2	1.2	2.3
Gain on extinguishment of debt	—	3.8	—	3.8
Other non-service components of net periodic benefit cost	0.1	2.2	0.4	4.4
Other income	2.3	—	—	—
Income before income taxes	1,378.3	1,367.1	1,890.7	1,357.7
Income tax expense	347.9	131.3	474.4	125.2
Net income	1,030.4	1,235.8	1,416.3	1,232.5
Less: net income attributable to noncontrolling interests	10.0	32.1	13.8	49.9
Net income attributable to PBF Energy Inc. stockholders	$1,020.4	$1,203.7	$1,402.5	$1,182.6

Net income available to Class A common stock per share:
Basic	$8.14	$9.93	$11.04	$9.78
Diluted	$7.88	$9.65	$10.67	$9.58
Weighted-average shares outstanding-basic	125,288,452	121,268,354	127,028,449	120,886,059
Weighted-average shares outstanding-diluted	130,446,002	125,658,046	132,428,607	124,411,545

Dividends per common share	$0.20	$—	$0.40	$—

Adjusted fully-converted net income and adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income	$1,027.7	$1,212.7	$1,412.4	$1,191.6
Adjusted fully-converted net income per fully exchanged, fully diluted share	$7.88	$9.65	$10.67	$9.58
Adjusted fully-converted shares outstanding - diluted (Note 6)	130,446,002	125,658,046	132,428,607	124,411,545

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME TO ADJUSTED FULLY-CONVERTED NET INCOME AND ADJUSTED FULLY-CONVERTED NET INCOME EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income attributable to PBF Energy Inc. stockholders	$1,020.4	$1,203.7	$1,402.5	$1,182.6
Less: Income allocated to participating securities	—	—	—	—
Income available to PBF Energy Inc. stockholders - basic	1,020.4	1,203.7	1,402.5	1,182.6
Add: Net income attributable to noncontrolling interests (Note 2)	9.9	12.2	13.4	12.2
Less: Income tax expense (Note 3)	(2.6)	(3.2)	(3.5)	(3.2)
Adjusted fully-converted net income	$1,027.7	$1,212.7	$1,412.4	$1,191.6
Special items (Note 4):
Add: Change in fair value of contingent consideration, net	(16.6)	77.6	(32.9)	127.9
Add: Gain on extinguishment of debt	—	(3.8)	—	(3.8)
Add: Change in Tax Receivable Agreement liability	—	267.2	—	286.5
Add: Gain on land sales	—	—	(1.7)	—
Add: Gain on formation of SBR equity method investment	(968.9)	—	(968.9)	—
Add: Net tax benefit on remeasurement of deferred tax assets	—	(136.2)	—	(123.4)
Less: Recomputed income tax on special items (Note 3)	256.1	(88.3)	260.9	(106.3)
Adjusted fully-converted net income excluding special items	$298.3	$1,329.2	$669.8	$1,372.5

Weighted-average shares outstanding of PBF Energy Inc.	125,288,452	121,268,354	127,028,449	120,886,059
Conversion of PBF LLC Series A Units (Note 5)	910,457	923,334	910,457	925,649
Common stock equivalents (Note 6)	4,247,093	3,466,358	4,489,701	2,599,837
Fully-converted shares outstanding - diluted	130,446,002	125,658,046	132,428,607	124,411,545

Adjusted fully-converted net income per fully exchanged, fully diluted shares outstanding (Note 6)	$7.88	$9.65	$10.67	$9.58

Adjusted fully-converted net income excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$2.29	$10.58	$5.06	$11.03

	Three Months Ended		Six Months Ended
RECONCILIATION OF INCOME FROM OPERATIONS TO INCOME FROM OPERATIONS EXCLUDING SPECIAL ITEMS	June 30,		June 30,
	2023	2022	2023	2022
Income from operations	$1,389.2	$1,706.6	$1,921.6	$1,797.6
Special Items (Note 4):
Add: Change in fair value of contingent consideration, net	(16.6)	77.6	(32.9)	127.9
Add: Gain on formation of SBR equity method investment	(968.9)	—	(968.9)	—
Income from operations excluding special items	$403.7	$1,784.2	$919.8	$1,925.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF NET INCOME TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	2023	2022	2023	2022

Net income	$1,030.4	$1,235.8	$1,416.3	$1,232.5
Add: Depreciation and amortization expense	144.5	122.0	288.3	242.2
Add: Interest expense, net	13.8	85.5	32.5	163.9
Add: Income tax expense	347.9	131.3	474.4	125.2
EBITDA	$1,536.6	$1,574.6	$2,211.5	$1,763.8
Special Items (Note 4):
Add: Change in fair value of contingent consideration, net	(16.6)	77.6	(32.9)	127.9
Add: Gain on extinguishment of debt	—	(3.8)	—	(3.8)
Add: Change in Tax Receivable Agreement liability	—	267.2	—	286.5
Add: Gain on land sales	—	—	(1.7)	—
Add: Gain on formation of SBR equity method investment	(968.9)	—	(968.9)	—
EBITDA excluding special items	$551.1	$1,915.6	$1,208.0	$2,174.4

	Three Months Ended		Six Months Ended
	June 30,		June 30,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2023	2022	2023	2022

EBITDA	$1,536.6	$1,574.6	$2,211.5	$1,763.8
Add: Stock-based compensation	9.7	10.3	18.9	18.0
Add: Change in fair value of catalyst obligations	(0.5)	(7.2)	(1.2)	(2.3)
Add: Change in fair value of contingent consideration, net (Note 4)	(16.6)	77.6	(32.9)	127.9
Add: Gain on extinguishment of debt (Note 4)	—	(3.8)	—	(3.8)
Add: Change in Tax Receivable Agreement liability (Note 4)	—	267.2	—	286.5
Add: Gain on land sales (Note 4)	—	—	(1.7)	—
Add: Gain on formation of SBR equity method investment (Note 4)	(968.9)	—	(968.9)	—
Adjusted EBITDA	$560.3	$1,918.7	$1,225.7	$2,190.1

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONDENSED CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	June 30,	December 31,
	2023	2022
Balance Sheet Data:
Cash and cash equivalents	$1,516.9	$2,203.6
Inventories	2,832.3	2,763.6
Total assets	14,034.2	13,549.1
Total debt	1,441.5	1,959.1
Total equity	6,183.3	5,056.0
Total equity excluding special items (Note 4, 13)	$5,045.2	$4,660.5

Total debt to capitalization ratio (Note 13)	19%	28%
Total debt to capitalization ratio, excluding special items (Note 13)	22%	30%
Net debt to capitalization ratio* (Note 13)	(1)%	(5)%
Net debt to capitalization ratio, excluding special items* (Note 13)	(2)%	(6)%

*Negative ratio exists at 6/30/2023 and 12/31/2022 as cash is in excess of debt.

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)
	Six Months Ended June 30,
	2023	2022
Cash flows provided by operating activities	$505.7	$2,269.0
Cash flows used in investing activities	(314.7)	(436.9)
Cash flows used in financing activities	(877.7)	(999.3)
Net change in cash and cash equivalents	(686.7)	832.8
Cash and cash equivalents, beginning of period	2,203.6	1,341.5
Cash and cash equivalents, end of period	$1,516.9	$2,174.3

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended June 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$9,148.4	$94.0	$—	$(84.8)	$9,157.6
Depreciation and amortization expense	133.0	9.2	2.3	—	144.5
Income from operations (1)	455.6	51.9	881.7	—	1,389.2
Interest expense, net	(6.9)	0.1	20.6	—	13.8
Capital expenditures (2)	362.1	2.4	2.5	—	367.0

	Three Months Ended June 30, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$14,064.0	$93.4	$—	$(79.7)	$14,077.7
Depreciation and amortization expense	111.0	9.1	1.9	—	122.0
Income (loss) from operations	1,883.4	49.3	(226.1)	—	1,706.6
Interest expense, net	5.5	10.2	69.8	—	85.5
Capital expenditures (2)	207.4	1.7	2.3	—	211.4

	Six Months Ended June 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$18,433.9	$192.5	$—	$(173.8)	$18,452.6
Depreciation and amortization expense	265.9	18.2	4.2	—	288.3
Income from operations (1)	981.3	101.6	838.7	—	1,921.6
Interest (income) expense, net	(11.0)	3.8	39.7	—	32.5
Capital expenditures (2)	741.3	5.1	3.7	—	750.1

	Six Months Ended June 30, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$23,192.2	$182.8	$—	$(155.6)	$23,219.4
Depreciation and amortization expense	219.8	18.6	3.8	—	242.2
Income (loss) from operations	2,029.5	95.7	(327.6)	—	1,797.6
Interest expense, net	8.6	20.3	135.0	—	163.9
Capital expenditures (2)	430.5	3.1	3.3	—	436.9

	Balance at June 30, 2023
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (3)	$12,270.6	$817.1	$983.2	$(36.7)	$14,034.2

	Balance at December 31, 2022
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets	$12,587.9	$863.1	$136.3	$(38.2)	$13,549.1

(1) Income from operations within Corporate for the three and six months ended June 30, 2023 include $968.9 million related to the gain on formation of our SBR equity method investment.
(2) For the three and six months ended June 30, 2023, the Company’s refining segment includes $107.4 million and $265.3 million, respectively, of capital expenditures related to the biorefinery co-located with the Chalmette refinery in Louisiana (the “Renewable Diesel Facility”). For the three and six months ended June 30, 2022, the Company’s refining segment included $52.0 million and $92.0 million, respectively, of capital expenditures related to the Renewable Diesel Facility.
(3) Corporate assets include our Equity method investment in SBR of $927.5 million.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
Market Indicators (dollars per barrel) (Note 9)	2023	2022	2023	2022
Dated Brent crude oil	$78.21	$113.93	$79.65	$107.84
West Texas Intermediate (WTI) crude oil	$73.56	$108.77	$74.76	$101.99
Light Louisiana Sweet (LLS) crude oil	$75.62	$110.33	$77.26	$103.91
Alaska North Slope (ANS) crude oil	$78.26	$112.17	$78.64	$104.15
Crack Spreads:
Dated Brent (NYH) 2-1-1	$28.66	$55.26	$30.09	$38.47
WTI (Chicago) 4-3-1	$27.82	$44.53	$28.44	$31.24
LLS (Gulf Coast) 2-1-1	$26.41	$50.39	$30.26	$37.27
ANS (West Coast-LA) 4-3-1	$33.73	$53.56	$36.08	$43.20
ANS (West Coast-SF) 3-2-1	$33.56	$56.14	$36.36	$42.76
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.65	$5.16	$4.89	$5.85
Dated Brent less Maya (heavy, sour)	$14.70	$9.99	$16.58	$11.11
Dated Brent less WTS (sour)	$4.76	$5.64	$5.18	$6.19
Dated Brent less ASCI (sour)	$5.17	$8.75	$6.28	$8.69
WTI less WCS (heavy, sour)	$13.49	$18.52	$16.42	$16.96
WTI less Bakken (light, sweet)	$(1.74)	$(3.97)	$(2.32)	$(3.73)
WTI less Syncrude (light, sweet)	$(2.88)	$(4.38)	$(2.99)	$(2.03)
WTI less LLS (light, sweet)	$(2.05)	$(1.56)	$(2.50)	$(1.92)
WTI less ANS (light, sweet)	$(4.70)	$(3.40)	$(3.87)	$(2.16)
Effective RIN basket price	$7.68	$7.68	$7.93	$6.98
Natural gas (dollars per MMBTU)	$2.33	$7.50	$2.54	$6.04

Key Operating Information
Production (barrels per day ("bpd") in thousands)	945.7	958.8	902.3	901.6
Crude oil and feedstocks throughput (bpd in thousands)	935.8	942.2	893.7	887.7
Total crude oil and feedstocks throughput (millions of barrels)	85.2	85.8	161.8	160.7
Consolidated gross margin per barrel of throughput	$6.00	$22.61	$6.72	$13.30
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$13.62	$30.41	$15.86	$21.54
Refinery operating expense, per barrel of throughput (Note 11)	$6.71	$7.16	$8.16	$7.53
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	27%	31%	27%	33%
Medium	35%	34%	34%	33%
Light	21%	20%	21%	19%
Other feedstocks and blends	17%	15%	18%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	48%	47%	48%	48%
Distillates and distillate blendstocks	33%	36%	33%	35%
Lubes	1%	1%	1%	1%
Chemicals	1%	1%	1%	2%
Other	18%	17%	18%	16%
Total yield	101%	102%	101%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	300.2	291.0	312.3	277.9
Crude oil and feedstocks throughput (bpd in thousands)	304.1	292.1	315.2	277.7
Total crude oil and feedstocks throughput (millions of barrels)	27.7	26.6	57.1	50.3
Gross margin per barrel of throughput	$1.56	$23.08	$5.59	$13.11
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$8.09	$30.55	$13.28	$21.36
Refinery operating expense, per barrel of throughput (Note 11)	$4.96	$6.13	$6.27	$6.70
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	6%	26%	12%	28%
Medium	46%	46%	45%	39%
Light	21%	10%	19%	11%
Other feedstocks and blends	27%	18%	24%	22%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	37%	38%	38%	40%
Distillates and distillate blendstocks	33%	40%	35%	38%
Lubes	2%	3%	2%	2%
Chemicals	1%	1%	1%	1%
Other	26%	18%	23%	19%
Total yield	99%	100%	99%	100%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	162.0	164.9	127.9	152.0
Crude oil and feedstocks throughput (bpd in thousands)	158.5	161.7	126.0	149.3
Total crude oil and feedstocks throughput (millions of barrels)	14.4	14.7	22.8	27.0
Gross margin per barrel of throughput	$6.80	$23.14	$2.68	$12.64
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$14.30	$30.24	$12.53	$20.35
Refinery operating expense, per barrel of throughput (Note 11)	$6.13	$5.63	$8.00	$6.10
Crude and feedstocks (% of total throughput) (Note 12):
Medium	37%	34%	39%	37%
Light	62%	65%	60%	60%
Other feedstocks and blends	1%	1%	1%	3%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	49%	48%	51%
Distillates and distillate blendstocks	35%	36%	35%	36%
Chemicals	4%	5%	4%	5%
Other	11%	12%	15%	10%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	170.7	203.5	170.3	184.9
Crude oil and feedstocks throughput (bpd in thousands)	169.3	199.5	169.2	181.4
Total crude oil and feedstocks throughput (millions of barrels)	15.4	18.2	30.6	32.8
Gross margin per barrel of throughput	$5.96	$18.33	$9.17	$12.20
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$12.54	$24.48	$16.23	$18.88
Refinery operating expense, per barrel of throughput (Note 11)	$5.68	$5.21	$6.05	$5.84
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	17%	18%	17%	17%
Medium	41%	39%	36%	41%
Light	21%	28%	29%	29%
Other feedstocks and blends	21%	15%	18%	13%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	47%	43%	45%	42%
Distillates and distillate blendstocks	33%	36%	35%	38%
Chemicals	1%	2%	1%	1%
Other	20%	21%	20%	21%
Total yield	101%	102%	101%	102%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	312.8	299.4	291.8	286.8
Crude oil and feedstocks throughput (bpd in thousands)	303.9	288.9	283.3	279.3
Total crude oil and feedstocks throughput (millions of barrels)	27.7	26.3	51.3	50.6
Gross margin per barrel of throughput	$8.05	$22.71	$6.22	$12.43
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$19.41	$34.49	$20.01	$24.05
Refinery operating expense, per barrel of throughput (Note 11)	$9.34	$10.39	$11.60	$10.21
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	66%	64%	63%	65%
Medium	20%	19%	19%	20%
Light	1%	N/A	1%	N/A
Other feedstocks and blends	13%	17%	17%	15%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	58%	56%	59%	57%
Distillates and distillate blendstocks	31%	32%	30%	30%
Other	14%	16%	14%	16%
Total yield	103%	104%	103%	103%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	June 30, 2023		June 30, 2022
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$9,157.6	$107.54	$14,077.7	$164.15
Less: Cost of sales	8,647.2	101.54	12,138.2	141.54
Consolidated gross margin	$510.4	$6.00	$1,939.5	$22.61
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$510.4	$6.00	$1,939.5	$22.61
Add: PBFX operating expense	30.2	0.34	28.3	0.33
Add: PBFX depreciation expense	9.2	0.11	9.1	0.11
Less: Revenues of PBFX	(94.0)	(1.10)	(93.4)	(1.09)
Add: Refinery operating expense	571.4	6.71	613.8	7.16
Add: Refinery depreciation expense	133.0	1.56	110.9	1.29
Gross refining margin	$1,160.2	$13.62	$2,608.2	$30.41
Gross refining margin excluding special items	$1,160.2	$13.62	$2,608.2	$30.41

	Six Months Ended		Six Months Ended
	June 30, 2023		June 30, 2022
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$18,452.6	$114.07	$23,219.4	$144.52
Less: Cost of sales	17,365.8	107.35	21,083.1	131.22
Consolidated gross margin	$1,086.8	$6.72	$2,136.3	$13.30
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$1,086.8	$6.72	$2,136.3	$13.30
Add: PBFX operating expense	67.2	0.42	57.6	0.36
Add: PBFX depreciation expense	18.2	0.11	18.6	0.12
Less: Revenues of PBFX	(192.5)	(1.19)	(182.8)	(1.14)
Add: Refinery operating expense	1,320.4	8.16	1,209.4	7.53
Add: Refinery depreciation expense	265.9	1.64	219.8	1.37
Gross refining margin	$2,566.0	$15.86	$3,458.9	$21.54
Gross refining margin excluding special items	$2,566.0	$15.86	$3,458.9	$21.54

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s estimated annualized statutory corporate tax rate of approximately 26.0% and 25.9% for the 2023 and 2022 periods, respectively, applied to net income attributable to noncontrolling interests for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income excluding special items, income from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the three and six months ended June 30, 2023 and 2022 relate to net changes in fair value of contingent consideration, gain on the extinguishment of debt, changes in the Tax Receivable Agreement liability, gain on land sales, gain on formation of SBR equity method investment, net tax benefit on remeasurement of deferred tax assets, and recomputed income tax on special items, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

Change in fair value of contingent consideration, net - During the three months ended June 30, 2023, we recorded a net change in fair value of the Martinez Contingent Consideration which increased income from operations and net income by $16.6 million and $12.3 million, respectively. During the six months ended June 30, 2023, we recorded a net change in fair value of the Martinez Contingent Consideration which increased income from operations and net income by $32.9 million and $24.3 million, respectively. During the three months ended June 30, 2022, we recorded a change in fair value of the Martinez Contingent Consideration which decreased income from operations and net income by $77.6 million and $57.5 million, respectively. During the six months ended June 30, 2022, we recorded a change in fair value of the Martinez Contingent Consideration which decreased income from operations and net income by $127.9 million and $94.8 million, respectively.

Gain on extinguishment of debt - During the three and six months ended June 30, 2022, we recorded a pre-tax gain on extinguishment of debt related to the repurchase of a portion of the 6.00% senior unsecured notes due 2028 and the 7.25% senior unsecured notes due 2025, which increased income before taxes and net income by $3.8 million and $2.8 million, respectively. There were no such gains during the three and six months ended June 30, 2023.

Gain on land sales - During the six months ended June 30, 2023, we recorded a gain on the sale of a separate parcel of real property acquired as part of the Torrance refinery, but not part of the refinery itself, which increased income from operations and net income by $1.7 million and $1.3 million, respectively. There was no such gain in any other periods presented.

Gain on formation of SBR equity method investment - During the three and six months ended June 30, 2023, we recorded a gain resulting from the difference between the carrying value and the fair value of the assets associated with the contributed SBR business, which increased income from operations and net income by $968.9 million and $717.0 million, respectively. There was no such gain in any other periods presented.

Change in Tax Receivable Agreement liability - During the three and six months ended June 30, 2023, there was no change in the Tax Receivable Agreement liability. During the three months ended June 30, 2022, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $267.2 million and $198.0 million, respectively. During the six months ended June 30, 2022, we recorded a change in the Tax Receivable Agreement liability that decreased income before income taxes and net income by $286.5 million and $212.3 million, respectively. The changes in the Tax Receivable Agreement liability reflect charges or benefits attributable to changes in PBF Energy’s obligation under the Tax Receivable Agreement due to factors out of our control such as changes in tax rates, as well as periodic adjustments to our liability based, in part, on an updated estimate of the amounts that we expect to pay, using assumptions consistent with those used in our concurrent estimate of the deferred tax asset valuation allowance.

Net tax benefit on remeasurement of deferred tax assets - The deferred tax valuation allowance was reduced to zero as of December 31, 2022, therefore, there was no impact to our financial statements related to the remeasurement of deferred tax assets as of June 30, 2023. During the three and six months ended June 30, 2022, we recorded a decrease to our deferred tax valuation allowance of $205.4 million and $197.6 million, respectively, in accordance with ASC 740, of which $136.2 million and $123.4 million, respectively, related to a tax benefit with respect to the remeasurement of deferred tax assets and the balance related to our net changes in the Tax Receivable Agreement Liability.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three and six months ended June 30, 2023 and 2022, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 1,057,673 and 1,130,197 shares of PBF Energy Class A common stock and PBF LLC Series A units because they are anti-dilutive for the three and six months ended June 30, 2023, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 3,539,238 and 7,934,448 shares of PBF Energy Class A common stock and PBF LLC Series A units because they are anti-dilutive for the three and six months ended June 30, 2022, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization) and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, change in the fair value of catalyst obligations, changes in the Tax Receivable Agreement liability due to factors out of PBF Energy’s control such as changes in tax rates, net change in the fair value of contingent consideration and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of June 30, 2023, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) Our market indicators table summarizes certain market indicators relating to our operating results as reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	June 30,	December 31,
	2023	2022
	(in millions)
Total debt	$1,441.5	$1,959.1
Total equity	6,183.3	5,056.0
Total capitalization	$7,624.8	$7,015.1

Total debt	$1,441.5	$1,959.1
Total equity excluding special items	5,045.2	4,660.5
Total capitalization excluding special items	$6,486.7	$6,619.6

Total equity	$6,183.3	$5,056.0
Special Items (Note 4)
Add: Change in fair value of contingent consideration, net	(45.9)	(13.0)
Add: Gain on land sales	(89.5)	(87.8)
Add: Gain on formation of SBR equity method investment	(968.9)	—
Add: Cumulative historical equity adjustments (a)	(421.6)	(421.6)
Less: Recomputed income tax on special items	387.8	126.9
Net impact of special items	(1,138.1)	(395.5)
Total equity excluding special items	$5,045.2	$4,660.5

Total debt	$1,441.5	$1,959.1
Less: Cash and cash equivalents	1,516.9	2,203.6
Net Debt	$(75.4)	$(244.5)

Total debt to capitalization ratio	19%	28%
Total debt to capitalization ratio, excluding special items	22%	30%
Net debt to capitalization ratio*	(1)%	(5)%
Net debt to capitalization ratio, excluding special items*	(2)%	(6)%

*Negative ratio exists at 6/30/2023 and 12/31/2022 as cash is in excess of debt.

(a) Refer to the Company’s 2022 Annual Report on Form 10-K (“Notes to Non-GAAP Financial Measures” within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2023.